UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 26, 2026

PROCACCIANTI HOTEL REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-56272	81-3661609
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1140 Reservoir Avenue

Cranston, Rhode Island 02920-6320

(Address of principal executive offices)

(401) 946-4600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 8.01 Other Events.

Prorated Share Repurchases for 2026 Second Quarter Repurchase Date

Pursuant to its Amended and Restated Share Repurchase Program (the “SRP”), Procaccianti Hotel REIT, Inc. (the “Company”) limits the number of shares repurchased pursuant to the SRP as follows: (1) the Company will not repurchase in excess of 5.0% of the weighted average number of shares of its Class K common stock (“K Shares”), shares of its Class K-I common stock (“K-I Shares”) and shares of its class K-T common stock (“K-T Shares”) outstanding during the trailing 12 months prior to the end of the fiscal quarter for which repurchases are being paid (provided, however, that while shares subject to a repurchase requested upon the death of a stockholder will be included in calculating the maximum number of shares that may be repurchased, shares subject to a repurchase requested upon the death of a stockholder will not be subject to the percentage cap); and (2) funding for the repurchase of K Shares, K-I Shares and K-T Shares will be limited to net proceeds the Company receives from the sale of shares under its distribution reinvestment plan (“DRIP”) and any other operating funds that may be authorized by the Company’s board of directors (the “Board”), in its sole discretion (such limitation under (2), the “Funding Limitation”). The foregoing limits might prevent the Company from accommodating all repurchase requests made in any fiscal quarter or in any 12-month period, in which case quarterly repurchases will generally be made pro rata, as described below. If the Company cannot purchase all shares presented for repurchase in any fiscal quarter due to the Funding Limitation and/or the limit on the number of shares the Company may repurchase during any year, the Company will give first priority to the repurchase of deceased stockholders’ shares.

If sufficient funds are not available to pay all such repurchases in full, the requests to repurchase deceased stockholders’ shares would be honored on a pro rata basis. The Company will next give priority to (i) requests of stockholders with “qualifying disabilities” (as defined in the SRP), and in the discretion of the Board, stockholders with another involuntary exigent circumstance, such as bankruptcy, and (ii) next, to requests for full repurchases of accounts with a balance of 100 or less K Shares and/or K-I Shares at the time the Company receives the request, in order to reduce the expense of maintaining small accounts. Thereafter, the Company will honor the remaining quarterly repurchase requests on a pro rata basis. Unfulfilled requests for repurchase will be carried over automatically to subsequent repurchase periods unless a stockholder withdraws the request for repurchase five business days prior to the next repurchase date.

On August 26, 2026, the Board determined that the Funding Limitation was reached with respect to share repurchase requests for the quarter ended June 30, 2026, as there were insufficient net proceeds from the DRIP to fund all share repurchase requests. Requests to repurchase deceased stockholders’ shares will be repurchased in full. There were no repurchase requests of shares received by the Company within category (i) or (ii) above. The remaining repurchase requests of shares received by the Company will be repurchased based on a proration of approximately 3% of the shares made in the requests.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PROCACCIANTI HOTEL REIT, INC.

Date: August 27, 2026	By:	/s/ Gregory Vickowski
Gregory Vickowski
Chief Financial Officer